Exhibit 10.17

LTIP — 2006 Stock Incentive Plan

LTIP – For Certain US Management Committee Members

RESTRICTED STOCK UNIT AGREEMENT

PURSUANT TO THE

NYSE EURONEXT OMNIBUS INCENTIVE PLAN

This Agreement (the “Agreement”) entered into on this      day of             , by and between the NYSE Euronext (the “Company”) and                      (the “Participant”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the NYSE Euronext Omnibus Incentive Plan, (the “Plan”), which is administered by a committee appointed by the Company’s Board of Directors (the “Committee”); and

WHEREAS, pursuant to Section 10.1 of the Plan, the Committee may grant Restricted Stock Units to the Participant, as an Eligible Employee, as such term is defined in the Plan; and

WHEREAS, the Company and the Participant have entered into an Employment Agreement dated as of                      (the “Employment Agreement”).

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Grant of Restricted Stock Units.

Subject to the restrictions and other conditions set forth herein, the Committee has authorized this grant of                      Restricted Stock Units (“RSUs”) to the Participant on              (the “Grant Date”).

2. Vesting and Distribution.

(a) The RSUs shall vest, in full, on the third (3rd) anniversary of the Grant Date (hereinafter, the “Vesting Date”) provided that the Participant has not had a Termination at any time prior to the Vesting Date. Subject to the provisions of Section 2(c) below, no vesting shall occur prior to the Vesting Date.

(b) There shall be no proportionate or partial vesting in the periods prior to each Vesting Date and all vesting shall occur only on the appropriate Vesting Date; provided, that, no Termination has occurred prior to such date.

(c) Subject to the provisions of Section 2(d) below, following the Vesting Date, the Company shall promptly distribute to the Participant, one share of Common Stock of the Company with respect to each RSU that vests on such date (but in all events no later than 30 days after the

Vesting Date), subject to such share adjustment as may be required under Article IV of the Plan. Upon such delivery of shares of Common Stock, all obligations of the Company with respect to each such RSU shall be deemed satisfied.

(d) Notwithstanding the foregoing provisions, upon the earlier to occur of either (i) subject to any requirement set forth in the Participant’s Employment Agreement to execute and not revoke a release of claims, a Termination of Employment by the Participant as a result of an Involuntary Termination (as defined herein), Retirement, Disability (as defined in the Employment Agreement) or death or (ii) a Change in Control of the Company, all unvested RSUs shall immediately become fully vested and shall be distributed to the Participant (or, in the event of death, to his estate) as soon as practicable following such Termination or Change In Control, as applicable, in the manner described in Section 2(c) above. For the purposes of this Agreement and the Plan, the term “Involuntary Termination” shall mean the termination of the Participant’s Employment Agreement by the Company or an Affiliate, without Cause (as defined in the Employment Agreement) or a termination of the Participant’s employment by the Participant for Good Reason (as defined in the Employment Agreement).

3. Termination of Employment.

In the event of a Participant’s Termination, other than for Cause, subject to the special vesting rules in Section 2(d) above, all unvested RSUs granted to such Participant hereunder which remain unvested as of the Termination Date (as defined in the Employment Agreement) shall automatically be forfeited and all vested RSUs shall be distributed to the Participant in accordance with Section 2(c) of this Agreement. Notwithstanding any contrary provision contained herein, in the event of a Participant’s Termination for Cause, all unvested RSUs as of the Termination Date shall be forfeited.

4. Rights as a Stockholder.

The Participant shall have no rights as a stockholder with respect to any shares covered by any RSU unless and until the Participant has become the holder of record of the, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan.

5. Withholding.

Participant shall pay, or make arrangements to pay, in a manner satisfactory to the Company, an amount equal to the amount of all applicable federal, state and local or foreign taxes that the Company is required to withhold at any time, including by the Company withholding a number of Common Shares to be delivered hereunder necessary to satisfy the minimum withholding obligations based on the Fair Market Value of such shares on the delivery date. In the absence of such arrangements, the Company or one of its Affiliates shall have the right to withhold such taxes from the Participant’s normal pay or other amounts payable to the Participant. In addition, any statutorily required withholding obligation may be satisfied, in whole or in part, at the Participant’s election, in the form and manner prescribed by the Committee, including by delivery of shares of Common Stock (including shares issuable under this Agreement.)

6. Controlling Provisions.

Except as otherwise expressly provided herein, this Agreement is subject to all of the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. Capitalized terms in this Agreement that are not otherwise defined shall have the same meaning as set forth in the Plan. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, this Agreement shall control. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

7. Amendment.

To the extent applicable, the Board or the Committee may at any time and from time to time amend, in whole or in part, any or all of the provisions of this Agreement to comply with Section 409A of the Code and the regulations thereunder or any other applicable law and may also amend, suspend or terminate this Agreement in accordance with the terms of the Plan, provided that no such amendment shall impair the Participant’s rights hereunder without his prior written consent.

8. Notices.

Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by United States mail, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):

If to the Company, to:

NYSE Euronext

11 Wall Street

New York, New York 10005

Attention: Mr. Leroy Whitaker

If to the Participant, to the address on file with the Company.

9. No Obligation to Continue Employment.

This Agreement is not an agreement of employment. This Agreement does not guarantee that the Company or its Affiliates will employ or retain, or to continue to, employ or retain the Participant during the entire, or any portion of the, term of this Agreement, including but not limited to any period during which any RSU is outstanding, nor does it modify in any respect the Company or its Affiliate’s right to terminate or modify the Participant’s employment or compensation.

10. Representations.

Each of the parties hereby represents and warrants that (a) it is fully authorized to enter into this Agreement and to perform its obligations under it, (b) the execution, delivery and performance of this Agreement does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document or, in the case of the Company, any agreement among holders of its Common Stock, (c) upon the execution of this Agreement by the Company and the Participant, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms except to the extent enforceability may be limited by applicable law.

11. Issuance of Common Stock.

The Participant agrees that the Company shall not be obligated to deliver any shares of Common Stock if counsel to the Company reasonably determines that such sale or delivery would violate any applicable law, rule or regulation of any governmental authority or any applicable rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Stock is listed or quoted. In the event of any such restriction (other than one due to insider trading issues), the Company shall take all such action as may be necessary or appropriate to eliminate such restriction at the earliest practicable date. All Common Stock hereunder when issued shall be duly authorized and shall be (a) validly issued, fully paid and non-assessable, (b) registered for sale, and for resale, by the Participant under federal and state securities laws and shall remain registered so long as the shares may not be freely sold in the absence of such registration and (c) listed, or otherwise qualified, for trading in the United States, on each national securities exchange or national securities market system on which the Common Stock is listed or qualified. Except as expressly provided herein, the Company shall not otherwise have any right not to deliver the shares.

12. Miscellaneous.

Section 3(l) (Golden Parachute Tax), Section 6(d) (No Mitigation; No Offset), Section 8 (Resolution of Disputes), Section 9 (Severability of Provisions), Section 10(b), Section 11(a), Section 12(b)(Governing Law), and Section 12(d) (Survival) of the Employment Agreement are incorporated in full into this Agreement, provided that any reference to “you” in such sections shall mean the “Participant,” any reference to “this Agreement” in such sections shall mean this Agreement and any reference to “Parties” or “Persons” in such sections shall have such meaning as ascribed to such terms in the Employment Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

NYSE EURONEXT

Name:
Title:

Name of Employee

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